Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement and related prospectus (Form S-3 No. 333-260726) of Praxis Precision Medicines, Inc.,

(2) Registration Statement (Form S-8 No. 333-276786) pertaining to the Praxis Precision Medicines, Inc. 2024 Inducement Plan,

(3) Registration Statement (Form S-8 Nos. 333-269615, 333-263081 and 333-254410) pertaining to the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan and the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan, and

(4) Registration Statement (Form S-8 No. 333-249522) pertaining to the Praxis Precision Medicines, Inc. 2017 Stock Incentive Plan, the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan and the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan;

of our report dated March 5, 2024, with respect to the consolidated financial statements of Praxis Precision Medicines, Inc. included in this Annual Report (Form 10-K) of Praxis Precision Medicines, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 5, 2024